   As filed with the Securities and Exchange Commission on October 28, 1999.
                                              Registration No. 333-
                                                                    ------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                          PREMIERE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Georgia                                             59-3074176
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

          3399 Peachtree Road, N.E., The Lenox Building, Suite 600,
                    Atlanta, Georgia 30326, (404) 262-8400
            (Address, including zip code, and telephone number of
                         principal executive offices)

                    PREMIERE TECHNOLOGIES, INC. 401(k) PLAN
                           (Full Title of the Plan)


                                Boland T. Jones
                      Chairman of the Board of Directors
                          and Chief Executive Officer
                          Premiere Technologies, Inc.
                           3399 Peachtree Road, N.E.
                         The Lenox Building, Suite 600
                            Atlanta, Georgia 30326
                                (404) 262-8400
(Name, address, and telephone number, including area code, of agent for service)


             Copies to:                                     Copies to:
         Robert S. Vaters                              Joel J. Hughey, Esq.
Executive Vice President of Finance                      Alston & Bird LLP
        and Administration                             One Atlantic Center,
      Chief Financial Officer                       1201 West Peachtree Street
    Premiere Technologies, Inc.                     Atlanta, Georgia 30309-34244
     3399 Peachtree Road, N.E.,                            (404) 881-7000
   The Lenox Building, Suite 600
      Atlanta, Georgia 30326
          (404) 262-8400

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                                               Proposed           Proposed
                                                                                Maximum            Maximum
                   Title of Securities                        Amount to     Offering Price        Aggregate          Amount of
                     to be Registered                       Be Registered    Per Share(1)     Offering Price(1)  Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.1 par value (including rights to              1,500,000         $5.75           $8,625,000            $2,400
  purchase shares of Series C Junior Participating
  Preferred Stock)(2)
====================================================================================================================================


1. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457, paragraphs (h) and (c), based on the average of the high and low prices of the Common Stock reported on the National Association of Securities Dealers automated quotation system on October 26, 1999.
2. Consists of shares of the registrant's Common Stock that may be issued pursuant to the Premiere Technologies, Inc. 401(k) Plan (the "Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                                    PART II.
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission (the "Commission") on March 31, 1999, as amended by the Company's Form 10-K/A filed with the Commission on April 1, 1999;

     (2) the Company's Current Report on Form 8-K dated February 17, 1999 and filed with the Commission on March 4, 1999, as amended by the Company's Current Report on Form 8-K/A filed with the Commission filed on May 3, 1999, as further amended by the Company's Current Report on Form 8-K/A filed with the Commission filed on May 5, 1999;

     (3) the Company's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1998, filed with the Commission on May 14, 1999;

     (4) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999, as amended by the Company's Form 10-Q/A filed with the Commission on May 27, 1999;

     (5) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Commission on August 16, 1999;

     (6) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective on March 1, 1996, and any amendment or report filed for the purpose of updating any such description;

     (7) the description of the rights to purchase shares of the Company's Series C Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 26, 1998, and any amendment or report filed for the purpose of updating any such description; and

     (8) the information set forth in the Company's Proxy Statement, as revised, under the heading "Security Ownership of Certain Beneficial Owners and Management," the sub-headings "Nominees For Directors" and "Incumbent Directors and Executive Officers," and the heading "Executive Compensation and Other Information," but excluding the information under the sub-headings "Compensation Committee Report" and "Performance Graphs," as filed with the Commission on
Schedule 14A on April 30, 1999, as revised on May 14 and May 19, 1999.

     All other documents subsequently filed by the registrant or the plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference.


Item 4.  Description Of Securities.

     Not applicable.

Item 5.  Interests Of Named Experts And Counsel.

     Not applicable.

Item 6.  Indemnification Of Directors And Officers

     The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (i) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision relates only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The registrant's Articles of Incorporation, as amended, exonerate the Company's directors from monetary liability to the extent described above.

     In addition to such rights as may be provided by law, the registrant's Bylaws, as amended, provide broad indemnification rights to the registrant's directors and such officers, employees and agents as may be selected by such directors, with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, except that such indemnification does not apply in the same situations described above with respect to the exculpation from liability of the registrant's directors. The registrant is also obligated to reimburse such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, as long as such person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to the registrant any advances made under the Bylaws. Any amendment or other modification to the Bylaws which limit or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote or alter, amend or repeal the provisions of the Bylaws or (ii) a majority of the Board of Directors present at the meeting at which the votes are taken.

     The registrant has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the registrant agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders. In addition, the registrant holds an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the registrant for a wrongful act that they may become legally obligated to pay or for which the registrant is required to indemnify the directors or officers.

     The registrant believes that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits

     The exhibits included as part of this registration statement are as follows:

Exhibit Number    Description
--------------    -----------
4.1               Articles of Incorporation of the registrant, as amended
                  (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter
                  Ended June 30, 1998, filed with the Commission on August 14,
                  1998).

4.2 Amended and Restated Bylaws of the registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q/A for the Quarter Ended March 31, 1999, filed with the Commission on May 27,
                  1999).

4.3 Shareholder Protection Rights Agreement, dated June 23, 1998, between the Company and SunTrust Bank, Atlanta, as Rights Agent (incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated June 23, 1998, filed with the Commission on June 26, 1998).

5.1 Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Alston & Bird LLP (included in Exhibit 5.1 above).

24.1 Power of Attorney (contained on the signature pages of this registration statement at p. II-7).


     In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5) of Regulation S-K, the undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Articles of Incorporation, Bylaws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Company. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of October, 1999.

                                   PREMIERE TECHNOLOGIES, INC.



                                    By: /s/ Boland T. Jones
                                        -------------------------------
                                            Boland T. Jones
                                            Chairman of the Board and
                                            Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Robert S. Vaters, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature                                        Capacity                                    Date
---------                                        --------                                    ----
/s/ Boland T. Jones                    Chairman of the Board and                          October 28, 1999
---------------------------------      Chief Executive Officer
Boland T. Jones                        (Principal Executive Officer) and Director

/s/ Robert S. Vaters                   Executive Vice President of Finance and            October 28, 1999
---------------------------------      Administration and Chief Financial Officer
Robert S. Vaters                       (Principal Financial and Accounting Officer)

/s/ George W. Baker, Sr.               Director                                           October 28, 1999
---------------------------------
George W. Baker, Sr.

/s/ Raymond H. Pirtle, Jr.             Director                                           October 28, 1999
---------------------------------
Raymond H. Pirtle, Jr.

/s/ Roy B. Andersen, Jr.               Director                                           October 28, 1999
---------------------------------
Roy B. Andersen, Jr.

/s/ William P. Payne                   Vice Chairman and                                  October 28, 1999
---------------------------------      and Director
William P. Payne

/s/ Jeffrey A. Allred                  President and Chief Operating Officer              October 28, 1999
---------------------------------      and Director
Jeffrey A. Allred

/s/ Jackie M. Ward                     Director                                           October 28, 1999
---------------------------------
Jackie M. Ward

/s/ Jeffrey T. Arnold                  Director                                           October 28, 1999
---------------------------------
Jeffrey T. Arnold

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 28, 1999.

                     PREMIERE TECHNOLOGIES, INC. 401(K) PLAN

                     BY:     ADMINISTRATIVE COMMITTEE OF THE
                             PREMIERE TECHNOLOGIES, INC. 401(K) PLAN,
                             Plan Administrator


                             By: /s/ James Cichanski
                                 -------------------------------------
                              Name:   James Cichanski

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8

Exhibit Number    Description
--------------    ------------
      4.1         Articles of Incorporation of the registrant, as amended
                  (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter
                  Ended June 30, 1998, filed with the Commission on August 14,
                  1998).

      4.2 Amended and Restated Bylaws of the registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q/A for the Quarter Ended March 31, 1999, filed with the Commission on May 27,
                  1999).

      4.3 Shareholder Protection Rights Agreement, dated June 23, 1998, between the Company and SunTrust Bank, Atlanta, as Rights Agent (incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated June 23, 1998, filed with the Commission on June 26, 1998).

      5.1 Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

     23.1         Consent of Arthur Andersen LLP.

     23.2         Consent of Alston & Bird LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (contained on the signature pages of this registration statement at p. II-7).